Exhibit 23.1

INDEPENDENT ACCOUNTANTS’ CONSENT

We consent to the use in the quarterly report on Form 10Q, for the quarterly period ended June 30, 2004, of our review report dated July 30, 2004 accompanying the financial statement and schedules.

Summer, Spencer & Callison, CPAs, Chartered

Topeka, Kansas

August 10, 2004